UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 9, 2010

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 9, 2010, Cell Therapeutics, Inc.’s (the “Company”) following a mandatory request from CONSOB pursuant to Section 114 of Legislative Decree n. 58/1998, issued an Italian press release in Italy entitled “Cell Therapeutics Provides Information Regarding Reports of Possible Takeover Bids by Novartis.” In the press release, the Company confirmed what was previously disclosed on its March 25, 2010 conference call that the Company is in discussions with Novartis Oncology with regards to development and commercialization of its pixantrone drug candidate, but has no comment on the reports of a potential takeover of the Company by Novartis. An English translation of the press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings or documents, except to the extent expressly set forth by specific reference in such a filing or document. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description

99.1	Press Release, dated April 9, 2010, entitled “Cell Therapeutics Provides Information Regarding Reports of Possible Takeover Bids by Novartis.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: April 9, 2010	By:	/s/ JAMES A. BIANCO, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 9, 2010, entitled “Cell Therapeutics Provides Information Regarding Reports of Possible Takeover Bids by Novartis.”